Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	1/27/18	1/28/17
Sales	$413,638	$389,992
Cost of sales	251,140	233,185
Gross profit	162,498	156,807
Selling, general and administrative expense	129,403	123,235
Operating income	33,095	33,572
Interest expense	113	562
Interest income	444	241
Income from Continued Dumping and Subsidy Offset Act, net	—	273
Other income (expense), net	(1,094)	(52)
Income before income taxes	32,332	33,472
Income tax expense	20,047	9,830
Net income	12,285	23,642
Net income attributable to noncontrolling interests	(176)	(356)
Net income attributable to La-Z-Boy Incorporated	$12,109	$23,286

Basic weighted average common shares	47,234	48,914
Basic net income attributable to La-Z-Boy Incorporated per share	$0.26	$0.47

Diluted weighted average common shares	47,757	49,384
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.25	$0.47

Dividends declared per share	$0.12	$0.11

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended
(Unaudited, amounts in thousands, except per share data)	1/27/18	1/28/17
Sales	$1,163,922	$1,107,354
Cost of sales	707,369	666,942
Gross profit	456,553	440,412
Selling, general and administrative expense	372,891	350,524
Operating income	83,662	89,888
Interest expense	430	794
Interest income	1,163	679
Income from Continued Dumping and Subsidy Offset Act, net	—	273
Gain on conversion of investment	2,204	—
Other income (expense), net	(2,475)	(1,783)
Income before income taxes	84,124	88,263
Income tax expense	36,889	29,508
Net income	47,235	58,755
Net income attributable to noncontrolling interests	(579)	(830)
Net income attributable to La-Z-Boy Incorporated	$46,656	$57,925

Basic weighted average common shares	47,852	49,057
Basic net income attributable to La-Z-Boy Incorporated per share	$0.97	$1.17

Diluted weighted average common shares	48,325	49,532
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.96	$1.16

Dividends declared per share	$0.34	$0.31

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	1/27/18	4/29/17
Current assets
Cash and equivalents	$135,266	$141,860
Restricted cash	2,354	8,999
Receivables, net of allowance of $2,665 at 1/27/18 and $2,563 at 4/29/17	146,498	150,846
Inventories, net	186,319	175,114
Other current assets	43,242	40,603
Total current assets	513,679	517,422
Property, plant and equipment, net	174,877	169,132
Goodwill	75,765	74,245
Other intangible assets, net	18,510	18,489
Deferred income taxes — long-term	28,823	40,131
Other long-term assets, net	81,848	69,436
Total assets	$893,502	$888,855

Current liabilities
Current portion of long-term debt	$231	$219
Accounts payable	66,672	51,282
Accrued expenses and other current liabilities	131,166	147,175
Total current liabilities	198,069	198,676
Long-term debt	249	296
Other long-term liabilities	92,346	88,778
Contingencies and commitments
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 47,068 outstanding at 1/27/18 and 48,472 outstanding at 4/29/17	47,068	48,472
Capital in excess of par value	297,408	289,632
Retained earnings	271,912	284,698
Accumulated other comprehensive loss	(26,509)	(32,883)
Total La-Z-Boy Incorporated shareholders’ equity	589,879	589,919
Noncontrolling interests	12,959	11,186
Total equity	602,838	601,105
Total liabilities and equity	$893,502	$888,855

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
(Unaudited, amounts in thousands)	1/27/18	1/28/17
Cash flows from operating activities
Net income	$47,235	$58,755
Adjustments to reconcile net income to cash provided by (used for) operating activities
Gain on disposal of assets	(1,849)	(103)
Gain on conversion of investment	(2,204)	—
Deferred income tax expense	10,543	3,214
Provision for doubtful accounts	198	(64)
Depreciation and amortization	23,671	21,311
Equity-based compensation expense	7,929	7,571
Pension plan contributions	(2,000)	(2,300)
Change in receivables	5,057	(576)
Change in inventories	(9,142)	(5,929)
Change in other assets	(3,304)	(4,415)
Change in payables	12,529	6,359
Change in other liabilities	2,537	9,191
Net cash provided by operating activities	91,200	93,014

Cash flows from investing activities
Proceeds from disposals of assets	620	273
Proceeds from property insurance	1,807	—
Capital expenditures	(24,138)	(15,529)
Purchases of investments	(24,124)	(20,778)
Proceeds from sales of investments	17,109	13,899
Acquisitions, net of cash acquired	(16,495)	(35,878)
Net cash used for investing activities	(45,221)	(58,013)

Cash flows from financing activities
Payments on debt	(203)	(217)
Payments for debt issuance costs	(220)	—
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	1,418	1,739
Excess tax benefit on stock option exercises	—	1,924
Purchases of common stock	(46,074)	(25,062)
Dividends paid	(16,343)	(15,270)
Net cash used for financing activities	(61,422)	(36,886)

Effect of exchange rate changes on cash and equivalents	2,204	(139)
Change in cash, cash equivalents and restricted cash	(13,239)	(2,024)
Cash, cash equivalents and restricted cash at beginning of period	150,859	121,335
Cash, cash equivalents and restricted cash at end of period	$137,620	$119,311

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$3,926	$1,012

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	1/27/18	1/28/17	1/27/18	1/28/17
Sales
Upholstery segment:
Sales to external customers	$262,874	$246,650	$739,429	$715,357
Intersegment sales	58,084	56,273	160,697	150,771
Upholstery segment sales	320,958	302,923	900,126	866,128

Casegoods segment:
Sales to external customers	23,887	20,499	68,821	64,651
Intersegment sales	3,328	2,760	11,969	9,534
Casegoods segment sales	27,215	23,259	80,790	74,185

Retail segment sales	125,815	122,121	353,068	325,206

Corporate and Other:
Sales to external customers	1,062	722	2,604	2,140
Intersegment sales	2,818	1,978	6,839	4,751
Corporate and Other sales	3,880	2,700	9,443	6,891

Eliminations	(64,230)	(61,011)	(179,505)	(165,056)
Consolidated sales	$413,638	$389,992	$1,163,922	$1,107,354

Operating Income (Loss)
Upholstery segment	$31,699	$35,669	$88,422	$104,388
Casegoods segment	2,792	1,593	8,833	6,587
Retail segment	7,076	6,325	12,746	11,515
Corporate and Other	(8,472)	(10,015)	(26,339)	(32,602)
Consolidated operating income	$33,095	$33,572	$83,662	$89,888